EXHIBIT 99.1

NEWS BULLETIN FROM: FINANCIAL RELATIONS BOARD	RE: DDi Corp. 1220 Simon Circle Anaheim, CA 92806 NasdaqNM: DDIC

For Further Information:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Joe Gisch	Jill Fukuhara	Kristen McNally
Chief Financial Officer	Investor/Analyst Information	General Information
(714) 688-7200	(310) 407-6539	(310) 407-6548
	jfukuhara@financialrelationsboard.com	kmcnally@financialrelationsboard.com

FOR IMMEDIATE RELEASE

April 27, 2004

DDI CORP. REPORTS INCREASED NET SALES TO $72.4 MILLION FOR FIRST QUARTER 2004

•	Year over Year (17%) and Sequential (10%) Revenue Gains Reflect Growth in PCB Operations both Geographically and By End Market
•	Strong Gross Margin Gains Driven by Increased Sales and Operational Improvements
•	Improved Liquidity and Financial Flexibility
•	Targeting Second Quarter 2004 Net Sales of $75 to $78 million

ANAHEIM, CA, April 27, 2004 – DDi Corp. (NasdaqNM: DDIC), a leading provider of technologically advanced engineering and manufacturing services, announced today announced financial results for the first quarter ended March 31, 2004.

In connection with the Company’s emergence from bankruptcy, DDi and its consolidated subsidiaries have adopted “fresh-start” accounting principles prescribed by the American Institute of Certified Public Accountants’ Statement of Position 90-7 (“SOP 90-7”), “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” effective November 30, 2003. Under fresh-start accounting, a new reporting entity, known as “Reorganized DDi,” is deemed to be created, and the recorded amounts of assets and liabilities are adjusted to reflect their fair value. Accordingly, the consolidated financial statements for Reorganized DDi for the periods subsequent to November 30, 2003, reflect the Company’s emergence from Chapter 11 and are prepared utilizing the principles of fresh start reporting contained in SOP 90-7. As a result, the reported historical financial statements of the Company for periods prior to December 1, 2003 generally may not be fully comparable to those of Reorganized DDi.

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Financial Relations Board serves as financial relations counsel to this company, is acting on the company’s behalf in issuing this bulletin and receiving compensation therefor.

The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.

DDi Corp.

Summary of First Quarter Results

The Company reported first quarter 2004 net sales of $72.4 million, a 17% increase compared to net sales of $61.7 million for the first quarter 2003. Net sales increased by $6.6 million (or 10%) from the fourth quarter 2003, reflecting a continued strengthening of demand in the Company’s North American printed circuit board (PCB) operations and recent signs of a market recovery for its European operations. First quarter 2004 net sales growth also included a $1.7 million favorable foreign currency translation impact associated with DDi’s European operations.

“We were very pleased with our quarter-over-quarter and sequential revenue growth. The top-line improvements in our PCB operations have been broad-based, both geographically and by end-market. We have also been successful in growing the revenues of our assembly services,” commented Bruce McMaster, Chief Executive Officer of DDi Corp.

Gross profit for the first quarter 2004 was $6.7 million (9% of net sales) as compared to $4.5 million (7% of net sales) for the first quarter 2003. Excluding non-cash charges totaling $6.9 million, adjusted gross profit for the first quarter 2004 was $13.6 million (19% of net sales). First quarter 2004 gross profit increased sequentially, from $2.8 million (4% of sales) in the fourth quarter 2003, due to the increase in net sales and to a decrease in non-cash expenses. Excluding non-cash charges, gross profit increased by $2.7 million (or 25%) from the fourth quarter 2003.

“Our strong increases in quarter-over-quarter and sequential adjusted gross margin are due to increased demand, led by improved per-layer average selling prices, and the benefits of operational improvements made during 2003, which substantially enhanced our operating leverage. As we continue to grow the business, we will build on what we have learned during the last three years to maximize margins. We believe that our effective quotation criteria and continued cost control will help assure our success in this area,” McMaster commented.

Total sales and marketing expenses for the first quarter 2004 were $5.9 million (8% of net sales) as compared to $4.6 million (7% of net sales) for the first quarter 2003. Excluding non-cash compensation charges of $1.4 million, however, sales and marketing expenses for the first quarter 2004 were $4.5 million (6% of net sales). Total general and administrative expenses for the first quarter 2004 were $5.8 million (8% of net sales), as compared to $4.1 million (7% of net sales) for the corresponding period in 2003. Excluding non-cash compensation charges of $1.4 million, however, general and administration expenses for the first quarter 2004 were $4.4 million (6% of net sales). The decreases in sales and marketing expenses and general and administrative expenses (excluding non-cash charges) as a percentage of net sales from the first quarter 2003 to the first quarter 2004 reflects the Company’s continued cost control efforts. The Company believes that the exclusion of non-cash charges in evaluating its gross profit and its sales, general and administrative expenses provides a better measure of the Company’s ongoing financial performance.

Net interest expense for the first quarter 2004 decreased to $6 million, from $6.3 million for the corresponding period in 2003. The decrease in net interest expense is due principally to the termination of the Company’s 5.25% and 6.25% Convertible Subordinated Notes in December 2003, largely offset by $2.4 million of non-recurring/non-cash interest charges in the first quarter 2004, which consisted of both non-cash charges and non-recurring charges associated with the termination of the U.S. bank debt.

In the first quarter 2004, the Company recorded net tax expense of $0.3 million, net of changes in valuation allowances applied to both U.S. and European deferred tax assets that would otherwise have been recorded for

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DDi Corp.

the quarter. Such allowances were based upon management’s expectation that the deferred tax assets would not likely be realized.

On the basis of GAAP, the Company reported a net loss of $(17.4) million for the first quarter 2004, or $(0.70) per share, as compared to a net loss of $(13.8) million, or $(0.28) per share, for the first quarter 2003. The primary reasons for the increase in net loss are the recording of $8.5 million in non-cash compensation charges and amortization of intangibles of $1.9 million in the first quarter 2004, an increase in restructuring and related expenses of $1.5 million between the two periods, and an increase in net tax charges of $0.8 million. The foregoing items were largely offset by the impact of the increase in revenues, the benefits conveyed by operational restructuring initiatives, and cost control efforts.

First quarter 2004 adjusted EBITDA, as adjusted for significant charges to results from operations, losses and gains, was $8.5 million as compared to $0.5 million for the first quarter 2003. The increase is due principally to higher adjusted gross profit (excluding depreciation), resulting both from the higher level of sales and from operational restructuring initiatives undertaken in the second quarter 2003. For a complete reconciliation of the differences between adjusted EBITDA and the net losses based upon GAAP, see the disclosure in the attached Condensed Consolidated Statements of Operations under the caption “Supplemental Financial Information.”

DDi reported adjusted net income of $0.7 million, or $0.03 per diluted share, for the first quarter 2004, as compared to an adjusted net loss of $(6.6) million, or $(0.13) per diluted share, for the comparable period of 2003. For a complete reconciliation of the differences between net losses based upon GAAP and Adjusted Net Income/Loss, see the disclosure in the attached Condensed Consolidated Statements of Operations under the caption “Supplemental Financial Information.”

Liquidity

In March 2004, the Company paid off its U.S. bank debt using the proceeds from its $61 million private placement offering of its Series B-1 and B-2 preferred stock and cash on hand. The Company concurrently secured a $40 million revolving credit facility for its North American operations, of which approximately $15 million was drawn on March 31, 2004, representing the borrowing availability at that time. As of March 31, 2004, the Company had total cash and cash equivalents of $21.2 million. Capital expenditures in the first quarter were $2.5 million and capital expenditures for the 2004 fiscal year are expected to be $8 to $12 million for continuing technology development.

“The combination of retiring U.S. bank debt and securing the new revolving credit facility has contributed greatly to our financial flexibility. These actions have reduced our cost of capital and improved our liquidity position, thereby providing us with a better opportunity to maximize profitable growth,” said McMaster.

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DDi Corp.

First Quarter Performance Highlights

•	The following table shows the percentage of net sales attributable to each of the principal end markets served by the Company for the periods indicated:

	First Quarter
	2004	2003
End Markets (1)
Communications/Networking	38%	38%
Medical/Test/Industrial	24%	19%
High-end computing	18%	19%
Military/Aerospace	13%	16%
Other	7%	8%

(1)	Sales to electronic manufacturing service providers are classified by the end markets of their customers.

•	No customer represented greater than 6% of net sales.
•	Top 10 customers represented 25% of net sales.
•	Total customer count of approximately 1,500.

Second Quarter 2004 Outlook

“We were very pleased with our results for the first quarter, particularly in light of the seasonality we typically experience early in the year. Based on booking trends to date, we expect the second quarter to show a continuity of the growth in our PCB business. We also expect that our renewed efforts to grow our assembly operations, which mirror the high-mix, low volume strategy employed at our PCB operations, will result in growth in our ancillary assembly services. Geographically, we are optimistic that the increase in European business opportunities in the latter part of the first quarter is indicative of a recovery in those markets,” McMaster stated.

For the second quarter of 2004, DDi is estimating net sales of $75 to $78 million. Adjusted net income (calculated on a consistent basis with the adjusted net income reported for the first quarter 2004), is expected to range from $0.05 to $0.08 per diluted share.

Conference Call and Webcast

A conference call with simultaneous webcast to discuss the financial results and second quarter 2004 outlook will be held today at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time. The call is being webcast by CCBN and can be accessed at DDi’s web site: www.ddiglobal.com. The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com). A telephone replay of today’s conference call will be available through May 4, 2004 by dialing (800)405-2236 or (303)590-3000 and entering the conference ID 577635. An online replay of the webcast will be available for 12 months at www.ddiglobal.com.

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DDi Corp.

About DDi Corp.

DDi is a leading provider of time-critical, technologically advanced, electronics manufacturing services. Headquartered in Anaheim, California, DDi and its subsidiaries offer fabrication and assembly services to customers on a global basis, from its facilities located across North America and in England.

Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “could” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records, other data available from third parties, our ability to maintain normal business operations and our emergence from bankruptcy, we cannot assure you that our projections will be achieved. In addition to other factors and matters discussed from time to time in our filings with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for DDi or our subsidiaries to differ materially from those discussed in forward-looking statements include: changes in general economic conditions in the markets in which we may compete and fluctuations in demand in the electronics industry; our ability to sustain historical margins; increased competition; increased costs; loss or retirement of key members of management; increases in our cost of borrowings or unavailability of additional debt or equity capital on terms considered reasonable by management; and adverse state, federal or foreign legislation or regulation or adverse determinations by regulators. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.

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DDi Corp.

DDi Corp

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2004	December 31, 2003
	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,199	$11,202
Cash, cash equivalents and marketable securities - restricted	—	7,500
Accounts receivable, net	48,210	39,140
Inventories	27,428	26,292
Prepaid expenses and other	3,717	2,707

Total current assets	100,554	86,841

Property, plant and equipment, net	70,763	74,918
Debt issuance costs, net	2,150	—
Goodwill and intangibles, net	128,657	128,828
Other	905	816

Total Assets	$303,029	$291,403

Liabilities, Mandatorily Redeemable Preferred Stock and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$1,558	$1,439
Revolving credit facilities	26,846	11,809
Accounts payable	32,474	28,687
Accrued expenses and other	22,501	26,338
Income tax payable	903	998
Note payable	—	500

Total current liabilities	84,282	69,771

Long-term debt and capital lease obligations	45,209	114,799
Deferred tax liability	221	533
Notes payable and other	16,125	12,798
Series A mandatorily redeemable preferred stock	2,279	2,066

Total long-term liabilities	63,834	130,196

Series B mandatorily redeemable preferred stock	57,670	—

Stockholders’ equity:
Common stock, additional paid-in-capital and other	150,609	137,833
Deferred compensation	(22,158)	(32,454)
Accumulated other comprehensive income	228	65
Accumulated deficit	(31,436)	(14,008)

Total stockholders’ equity	97,243	91,436

Total Liabilities, Mandatorily Redeemable Preferred Stock and Stockholders’ Equity	$303,029	$291,403

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DDi Corp.

DDi Corp.

Condensed Consolidated Statements of Operations

(in thousands, except for per share amounts)

(unaudited)

	Reorganized DDi	Predecessor DDi
	3 months ended March 31, 2004	3 months ended March 31, 2003
Net sales	$72,350	$61,661
Cost of goods sold:
Other cost of goods sold	58,738	57,198
Non-cash compensation and amortization of intangibles	6,453	—
Restructuring related inventory impairment	499	—

Total cost of goods sold	65,690	57,198
Gross profit	6,660	4,463
Operating expenses:
Sales and marketing
Non-cash compensation	1,432	—
Other sales and marketing expenses	4,518	4,555

Total sales and marketing	5,950	4,555
General and administration
Non-cash compensation	1,426	—
Other general and administrative expenses	4,381	4,108

Total general and administration	5,807	4,108
Amortization on intangibles	1,150	—
Restructuring and reorganization charges	4,873	3,827

Operating loss	(11,120)	(8,027)
Interest expense (net) and other expense (net)	5,986	6,267

Loss before income taxes	(17,106)	(14,294)
Income tax (expense) benefit	(322)	467

Net loss	$(17,428)	$(13,827)

Basic and diluted net loss per share	$(0.70)	$(0.28)
Weighted average basic and diluted shares outstanding	24,745	49,215

Supplemental Financial Information
Adjusted EBITDA **	$8,529	$492
Interest expense (net)	3,560	6,267
Depreciation	3,815	4,692
Amortization on intangibles	1,919	—
Non-cash compensation	8,542	—
Non-recurring/non-cash interest expense	2,426	—
Restructuring and reorganization expenses	5,372	3,827
Income tax expense (benefit)	322	(467)

Net loss	$(17,427)	$(13,827)

Adjustments, net of tax:
Amortization on intangibles	1,919	—
Non-cash compensation	8,542	—
Non-recurring/non-cash interest expense	2,426	—
Restructuring and reorganization expenses	5,372	3,608
Tax valuation and other tax charges	(99)	3,594

Total adjustments	18,160	7,202

Adjusted net income (loss)	$733	$(6,625)

Diluted adjusted net income (loss) per share	$0.03	$(0.13)
Weighted average diluted shares outstanding	27,575	49,215

** The Company believes that adjusted EBITDA is an important factor of our business because it is the best measure of ongoing financial performance that is unencumbered by debt service and non-cash accounting entries. The Company uses adjusted EBITDA in evaluating financial performance because the Company believes adjusted EBITDA increases comparability among accounting periods. This financial measure is commonly used in our industry. Growth in adjusted EBITDA is driven by higher gross profit and cost containment in selling, general and administrative expenses.

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